  Exhibit 99.1

TOMI ENVIRONMENTAL SOLUTIONS, INC. REPORTS THIRD QUARTER FINANCIAL RESULTS

BEVERLY HILLS, CA, NOVEMBER 25, 2019 (BUSINESS WIRE) — TOMI Environmental Solutions, Inc.® (“TOMI”) (OTCQB:TOMZ), a global company specializing in disinfection and decontamination utilizing its premier Binary Ionization Technology® (BIT™) platform through the manufacturing, licensing, servicing, and selling of its SteraMist® brand of products - a hydrogen peroxide-based mist and fog, announced its results for the third quarter of 2019.

TOMI™ Chief Executive Officer, Dr. Halden Shane stated, “We reported a higher overall gross profit and an improved operating results compared to the third quarter of last year. The improved gross profit is attributable to our product mix in sales, where in the current year there was more of a concentration of recurring SteraMist® BIT™ solution revenue and less of a concentration is large custom orders that carry a lower margin. In the third quarter, we also strengthened our intellectual property substantially through our two new utility patents that were accepted and published in August and September which will provide additional long-term protection to our SteraMist® brand and line of products.”

Financial Results for the Three Months Ended September 30, 2019 compared to 2018

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Total net revenue was $1,600,000 compared to $1,948,000, the decrease in net revenue during the current year period was attributable to one large custom equipment order that occurred in the same prior year period. In the third quarter of 2019, we were able to add additional net revenue that made up for half of the one-time custom event by showing growth in our service and solution sales; in fact we achieved a record level of service revenue and solution orders from our existing customer base. We continued to increase our customer base and saw positive trends in our repeat orders for solution and consumables by our growing customer base.
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Gross margins were 71.2% compared to 53.1%. The primary reason for the increase is due to a large custom equipment order that occurred in the same prior year period that carried a high cost and low gross profit margin. In addition, the product mix in our sales for the three months ended September 30, 2019 contributed to a higher gross profit.
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 Loss from operations was $188,000 compared to $314,000, representing a decrease of $126,000, or 40%. The primary reason for the decreased loss is attributable to the increased higher gross profit and lower operating expenses in the current year period.
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Net loss was $237,000, or $0.00 on a per share basis, compared to a net loss of $373,000, or $0.00 on a per share basis, representing a decrease of $136,000, or 36%.
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As of September 30, 2019, we had cash and cash equivalents of approximately $1,144,000. Our working capital before consideration of the convertible notes payable in April 2020 of $5,000,000 was $4,120,000.

Current Business Highlights To Date
Revenues
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Continued growth in recurring SteraMist® BIT™ solution revenue with 84% quarter over quarter growth in the third quarter of 2019, compared to the same prior year period. 26% percent increase in SteraMist® BIT™ Solution revenue for the nine months ended September 30, 2019 when compared to the same prior year period.
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Further penetration into the hospital healthcare market with 27% growth in hospital-healthcare sales for the third quarter of 2019 and 2018. 60% percent increase in hospital-healthcare based revenue for the nine months ended September 30, 2019 when compared to the same prior year period.
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Record quarterly reported iHP Service based revenue of $672,000 which represents 101% quarter over quarter in the third quarter of 2019.
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Milestone achieved in the third quarter of 2019 with our iHP Service based revenue of $1,031,000, exceeding $1,000,000 for the first time in the Company’s history.
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Continued expanded usage SteraMist® technology by the TSN Network with 8% growth in recurring solution revenue during the third quarter of 2019 when compared to the same period in 2018.
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Revenue from international customers increased by 60% during the third quarter of 2019 compared to the same period in 2018. The increase in revenue was attributable to a large purchase from our distributor in Israel and strong recurring solution orders from our existing customers in Europe, Singapore and South Korea.
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Received an order for our seventh (7th) SteraMist® custom engineered system. This will be the second permanent room system for installation into our UK based customer’s facility.
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Announced the implementation of SteraMist® iHP™ Plasma Decontamination Chamber at the University of Houston and a partnership with Lynx Product Group.
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Engaged by Los Angeles County – USC (LAC + USC) Medical Center to remediate Aspergillus mold that had appeared within a critical sterilization area of the facility.
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Awarded a service project with a niche pharmaceutical company that develops, manufactures and markets generic and branded prescription pharmaceuticals as well as animal and consumer health products with a focus on injectables. The iHP Service team treated the 170,000 cubic foot space, including classified and non-classified areas.
Customers
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Added nineteen (19) new customers across all our divisions in the third quarter of 2019, representing a fifty-eight (58%) percent increase over the same quarter in 2018.
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Added four (4) new facilities in the hospital-healthcare division in third quarter of 2019. Through September 30, 2019, we have added ten (10) new hospital-healthcare facilities which represents 100% increase compared to the same prior year period.
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Added eleven (11) new customers to our Life Sciences customer base.
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Added two (2) new Food Safety customers who purchased and implemented our SteraMist technology into their facilities.

Registrations & Intellectual Property (IP):

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Published and filed two new utility patents in the third quarter of 2019.
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Published and filed two new design patents in Europe and Japan.
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Our 90-degree surface mounted applicator device was allowed and published in the Philippines. We have submitted this design patent in multiple countries and expect the others to follow shortly in publication. This additional design patent adds nicely to our other design patents, including our permanent modular applicator, decontamination cart, and our two decontamination chambers.
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We have been actively pursuing registration in mainland China. We successfully passed the Chinese Center for Disease Control and Prevention ("Chinese CDC") requirements for registration and have hired a Chinese CDC consultant. In addition, we have strengthened our intellectual property in the region, submitting trademarks and patent registrations. We have identified a Chinese customer that we expect will generate significant revenue in 2019 and 2020. We successfully passed all eighteen (18) testing measures required, including many microbiological tests. All our toxicity studies demonstrated that our BIT™ fog was classified as an actual non-toxic substance. In the second quarter of 2019, we were made aware of the final materials needed for the dossier that is required by the Chinese CDC for registration of our product. The finalization of our dossier was made in the third quarter of 2019, which included the successful shipping and custom’s clearance to the region, and all the necessary custom’s declaration forms have been certified and the pre-CDC approval has been commented on by the Chinese CDC. We are waiting for the final CDC stamps which is the last step in this three-year long registration process. We expect the final stamped registration to be received during the fourth quarter of 2019.

Research Studies & Product Development

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Continued participation in a large multi-year federal funded study, known as the “SHIELD study”, that compares hospital manual cleans to a SteraMist® mechanical clean. Preliminary results collected by the current hospitals in the study is showing a decrease in the transference of pathogens resulting in HAIs and C. difficile infections in the rooms that used SteraMist® for their terminal clean, as compared to the rooms that have been manually cleaned. The University of Michigan, a recognized teaching university hospital, will be joining the California hospitals in this Shield Study in the fourth quarter, allowing for additional collection of data to validate the value of SteraMist® technology in hospitals.
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Addition of three new products to our growing line of products; the first is our single applicator build-in unit for decontamination chambers and cage washers, which was recently successfully validated at the University of Houston. The second new product is a decontamination cart for a Pfizer facility. The third is our stainless-steel mobile 90-degree applicator and the answer to the mobile treatment and decontamination of BSC cabinets and isolators.
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The 90-degree applicator product has led to a partnership with a large design and manufacturing company of washing and contamination control systems. One of our products has allowed TOMI to innovate an all-in-one efficient and quick decontamination solution for Gnotobiotic Housings.
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At the annual meeting of the American Association for Laboratory Animal Science ("AALAS") this October in Denver, the University of Iowa and Iowa State University presented a study about our technology and the effect of iHP on pinworms. Members of the University of Iowa and Iowa State University were available in the poster section of the conference and answered questions from the many AALAS members about our excellent results. A published paper will be shortly released in a major scientific journal.
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In 2019, we have also focused on improving our SteraMist® Environment System and the development of our own proprietary software that will be integrated into the next generation of SteraMist® equipment, both mobile and permanent. The new software will improve communication between our equipment and the end user’s system, provide improved reporting results and simplify the overall usage of the system itself. During the first quarter of 2019, we reached feasibility with the software being developed. We are now in the final testing and validation phase of the new Environment System prototype, prior to leading to mass commercialization.
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The United States Department of Agriculture (USDA) submitted another paper for publication titled “Cold Plasma Enhances the Efficacy of ionized Hydrogen Peroxide in Reducing Populations of Salmonella Typhimurium and Listeria innocua on Grape Tomatoes, Apples, Cantaloupe and Romaine Lettuce” In July 2019, the author presented the paper, and a poster was shown at the International Association of Food Protection (IAFP). This was a successful introduction of SteraMist® to this audience and many are interested in further testing and research of the technology. The poster and presentation focused on the urgent need of a decontamination technology, such as SteraMist® to enhance microbial safety of fresh produce. Greater reductions were documented when ionized hydrogen peroxide was passed through the plasma arc and greater than 5 log reductions of Salmonella were achieved. We are looking forward to the publication of this paper in a recognized international food safety journal.

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We continue to conduct such studies with partners and third parties. TOMI is pursuing studies on resistant TB and C. auris a deadly Japanese fungus plaguing our healthcare system worldwide. We currently are registered by the EPA for treatment of rooms infected with C. auris because of our EPA status on list K and C. diff claim but many international countries want a specific claim for C. auris. For our TSN division we are researching mycotoxins the potential allergen left after treating residential and commercials building for mold. And for Food safety, we are pursuing the approval for direct food use. We are registering a lower percentage hydrogen peroxide product for direct food spray use and continuing our testing in the cannabis industry to control many of the pathogens affecting their industry which is quickly becoming a global industry with plaguing mold issues.
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We are in the design phase with our partner Arkema and their client (a Global food storage and safety company) which consists of a new engineered concept for the decontamination of large industrial food warehouse facilities. The concept is a six (6) applicator fully automated fogging system permanently mounted on a hydraulic lift that is capable of coverage in such high-volume spaces.

TOMI™ Environmental Solutions, Inc.: Innovating for a safer world®

TOMI™ Environmental Solutions, Inc. (OTCQB:TOMZ) is a global decontamination and infection prevention company, providing environmental solutions for indoor surface disinfection through the manufacturing, sales and licensing of its premier Binary Ionization Technology® (BIT™) platform. Invented under a defense grant in association with the Defense Advanced Research Projects Agency (DARPA) of the U.S. Department of Defense, BIT™ solution utilizes a low percentage Hydrogen Peroxide referred to as ionized Hydrogen Peroxide (iHP™). Represented by the SteraMist® brand of products, iHP™ produces a germ-killing aerosol that works like a visual non-caustic gas.

TOMI products are designed to service a broad spectrum of commercial structures, including, but not limited to, hospitals and medical facilities, cruise ships, office buildings, hotel and motel rooms, schools, restaurants, meat and produce processing facilities, military barracks, police and fire departments, and athletic facilities. TOMI products and services have also been used in single-family homes and multi-unit residences.

TOMI develops training programs and application protocols for its clients and is a member in good standing with The American Biological Safety Association, The American Association of Tissue Banks, Association for Professionals in Infection Control and Epidemiology, Society for Healthcare Epidemiology of America, American Seed Trade Association and The Restoration Industry Association.

For additional information, please visit http://www.tomimist.com/ or contact us at info@tomimist.com.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995

Certain written and oral statements made by us may constitute “forward-looking statements” as defined in the Private Securities Litigation Reform Act of 1995 (the “Reform Act”). Forward-looking statements are identified by such words and phrases as “we expect,” “expected to,” “estimates,” “estimated,” “current outlook,” “we look forward to,” “would equate to,” “projects,” “projections,” “projected to be,” “anticipates,” “anticipated,” “we believe,” “could be,” and other similar phrases. All statements addressing operating performance, events, or developments that we expect or anticipate will occur in the future, including statements relating to revenue growth, earnings, earnings-per-share growth, or similar projections, are forward-looking statements within the meaning of the Reform Act. They are forward-looking, and they should be evaluated in light of important risk factors that could cause our actual results to differ materially from our anticipated results. The information provided in this document is based upon the facts and circumstances known at this time. We undertake no obligation to update these forward-looking statements after the date of this release

TOMI ENVIRONMENTAL SOLUTIONS, INC.
CONDENSED CONSOLIDATED BALANCE SHEET

ASSETS
Current Assets:
Current Assets:	September 30, 2019 (Unaudited)	December 31, 2018
Cash and Cash Equivalents	$1,144,075	$2,004,938
Accounts Receivable - net	1,174,188	2,145,622
Inventories	2,405,576	2,682,014
Deposits	219,130	109,441
Prepaid Expenses	286,149	301,797
Total Current Assets	5,229,118	7,243,812

Property and Equipment – net	1,437,904	1,588,591

Other Assets:
Intangible Assets – net	1,016,892	1,235,816
Operating Lease - Right of Use Asset	684,457	-
Capitalized Software Development Costs - net	119,419	-
Other Assets	105,860	11,395
Total Other Assets	1,926,628	1,247,211
Total Assets	$8,593,650	$10,079,614

LIABILITIES AND SHAREHOLDERS’ EQUITY

Current Liabilities:
Accounts Payable	$428,974	$1,133,649
Accrued Expenses and Other Current Liabilities	446,558	415,199
Accrued Officers Compensation	30,167	70,000
Accrued Interest	16,667	66,667
Customer Deposits	117,813	1,486
Current Portion of Long-Term Operating Lease	69,210	-
Deferred Rent	-	13,215
Convertible Notes Payable, net of discount of $0
at September 30, 2019	5,000,000	-
Total Current Liabilities	6,109,389	1,700,216

Long-Term Liabilities:
Long-Term Operating Lease, Net of Current Portion	1,053,034	-
Deferred Rent and Tenant Improvement Allowances	-	401,734
Convertible Notes Payable, net of discount of $17,534 at
December 31, 2018	-	4,982,466
Total Long-Term Liabilities	1,053,034	5,384,200
Total Liabilities	7,162,423	7,084,416

Commitments and Contingencies	-	-

Shareholders’ Equity:
Cumulative Convertible Series A Preferred Stock;
par value $0.01 per share, 1,000,000 shares authorized; 510,000 shares issued
and outstanding at September 30, 2019 and December 31, 2018, respectively	5,100	5,100
Cumulative Convertible Series B Preferred Stock; $1,000 stated value;
7.5% Cumulative dividend; 4,000 shares authorized; none issued
and outstanding at September 30, 2019 and December 31, 2018, respectively	-	-
Common stock; par value $0.01 per share, 200,000,000 shares authorized;
124,700,418 and 124,290,418 shares issued and outstanding
at September 30, 2019 and December 31, 2018, respectively.	1,247,004	1,242,904
Additional Paid-In Capital	43,136,683	42,948,705
Accumulated Deficit	(42,957,560)	(41,201,511)
Total Shareholders’ Equity	1,431,227	2,995,198
Total Liabilities and Shareholders’ Equity	$8,593,650	$10,079,614

TOMI ENVIRONMENTAL SOLUTIONS, INC.
CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
(UNAUDITED)

	For The Three Months Ended		For The Nine Months Ended
	September 30,		September 30,
	2019	2018	2019	2018

Sales, net	$1,600,387	$1,947,570	$4,491,719	$4,506,508
Cost of Sales	460,008	912,466	1,616,680	1,961,935
Gross Profit	1,140,379	1,035,104	2,875,039	2,544,573

Operating Expenses:
Professional Fees	82,945	78,684	297,349	270,856
Depreciation and Amortization	182,689	153,572	539,070	468,778
Selling Expenses	314,110	368,733	1,274,326	1,004,393
Research and Development	88,137	129,924	249,373	372,234
Equity Compensation Expense	-	-	87,033	12,685
Consulting Fees	31,799	19,711	87,066	93,089
General and Administrative	628,285	598,679	1,931,770	1,999,485
Total Operating Expenses	1,327,965	1,349,302	4,465,987	4,221,520
Loss from Operations	(187,586)	(314,198)	(1,590,947)	(1,676,948)

Other Income (Expense):
Amortization of Debt Discounts	-	(7,851)	(17,534)	(23,792)
Induced Conversion Costs	-	-	-	(57,201)
Interest Income	773	1,893	2,432	4,842
Interest Expense	(50,000)	(53,000)	(150,000)	(168,878)
Total Other Income (Expense)	(49,227)	(58,958)	(165,102)	(245,029)

Net Loss	$(236,813)	$(373,156)	$(1,756,049)	$(1,921,977)

Loss Per Common Share
Basic and Diluted	$(0.00)	$(0.00)	$(0.01)	$(0.02)

Basic and Diluted Weighted Average Common Shares Outstanding	124,709,440	124,290,418	124,686,572	123,333,468

The accompanying notes are an integral part of the condensed consolidated financial statements.

INVESTOR RELATIONS CONTACT

Harold Paul
hpaul@tomimist.com